Exhibit 5.0

[Letterhead of LeClair Ryan]

September 21, 2005

Commonwealth Bankshares, Inc.

403 Boush Street

Norfolk, Virginia 23510

Gentlemen:

We have acted as counsel to Commonwealth Bankshares, Inc., a Virginia corporation (the “Company”), in connection with the preparation of this Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission. The Registration Statement covers 460,000 shares of common stock, $2.50 par value (the “Common Stock”), which have been reserved for issuance under the Company’s 2005 Stock Incentive Plan (the “Plan”).

We have examined the Registration Statement and such corporate records, certificates and other documents as we deemed necessary for the purpose of this opinion, including the Company’s Articles of Incorporation and Bylaws and all amendments thereto. For purposes of this opinion we have assumed (i) the genuineness of the signatures of and, except with respect to the Company, the authority and legal capacity of individuals signing all documents on behalf of the parties thereto; (ii) the authenticity and accuracy of all documents submitted to us as originals; and (iii) the conformity to original documents of all documents submitted to us as copies or facsimiles.

Based upon and subject to the foregoing, it is our opinion that the 460,000 shares of Common Stock which are authorized for issuance under the Plan, when issued or sold in accordance with the terms and provisions of the Plan, will be duly authorized, legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act of 1933 or the related rules promulgated by the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ LeClair Ryan, A Professional Corporation